EX-23.1
                               JASPERS + HALL, PC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Tonga Capital Corp.
    Commission File #  000-50619


Gentlemen:

     We have read Item 4 included in the Form 8K of Tonga Capital Corporation, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/Jaspers + Hall, PC
                                        -----------------------------------
                                            Jaspers + Hall, PC
Denver, Colorado

January 31, 2007